UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported):
October 24, 2005
Wabash National Corporation
(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1000 Sagamore Parkway South, Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:
(765) 771-5310

Not applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
PRELIMINARY NOTE — This Form 8-K/A amends the Form 8-K filed by Wabash National Corporation (the “Company”) on October 25, 2005 (the “Original 8-K”), announcing its financial results for the quarter ended September 30, 2005. Subsequently, an incorrect total for third quarter 2005 total net sales as reported in the segment information on the Condensed Consolidated Statements of Operations page was identified. Total net sales, in thousands, should have been stated in that table as $293,834 instead of $298,834. Total net sales for the third quarter 2005 were reported correctly in all other places in the press release. The purpose of this Form 8-K/A is to amend Item 9.01 of the Original 8-K to attach as Exhibit 99.1 a corrected version of the previously filed press release reflecting the corrected sales total and is incorporated herein by reference. The corrected version of the press release is to be considered “filed” for purposes of Section 18 of the Securities Exchange Act of 1934.
Item 9.01. Financial Statements and Exhibits.
     (c) Exhibits

99.1	Corrected version of Wabash National Corporation press release dated October 24, 2005.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WABASH NATIONAL CORPORATION
Date: October 25, 2005	By:	/s/ Robert J. Smith
Robert J. Smith
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Corrected version of Wabash National Corporation Press Release dated October 24, 2005